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                                                                     EXHIBIT 5.1


                                  March 7, 2001




Peoples Energy Corporation
130 East Randolph Drive
Chicago, Illinois 60601

Ladies and Gentlemen:

         As Senior Vice President and General Counsel of Peoples Energy Corporation (the "COMPANY"), I have acted as counsel to the Company in connection with the Registration Statement on Form S-4 (the "REGISTRATION STATEMENT") filed by the Company with the Securities and Exchange Commission (the "COMMISSION") on the date of this letter, as provided under the Securities Act of 1933, as amended (the "ACT"), and the rules and regulations under the Act. I have been asked to render my opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the Company's $325,000,000 aggregate principal amount of 6.90% notes due January 15, 2011, Series A (the "NEW NOTES"). The New Notes are to be offered in exchange for the outstanding $325,000,000 aggregate principal amount of 6.90% notes due January 15, 2011 (the "EXISTING NOTES") issued and sold by the Company on January 18, 2001, as part of an offering exempt from registration under the Act. The New Notes will be issued by the Company under the Indenture (the "INDENTURE"), dated as of January 18, 2001 between the Company and Bank One Trust Company National Association, as Trustee (the "TRUSTEE"). Capitalized terms used but not defined herein have the respective meanings given to such terms in the Registration Statement.

         I have examined or caused to be examined originals or copies, certified or otherwise identified to my satisfaction, of the following documents (the "DOCUMENTS"): (i) the Registration Statement; (ii) the Indenture included as
Exhibit 4.1 of the Registration Statement; (iii) the form of the New Notes to be issued pursuant to the Indenture; and (iv) the Registration Rights Agreement included as Exhibit 4.2 to the Registration Statement.

         In addition, I have examined or caused to be examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

         In my examination, I have assumed (i) that the New Notes will be issued substantially as described in the Registration Statement and in the form reviewed by me and that any information


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Peoples Energy Corporation
March 7, 2001
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omitted from the form will be properly added; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to me as originals and (iv) the conformity to authentic original documents of all documents submitted to me as copies. When relevant facts were not independently established, I have relied upon statements of governmental officials and upon representations made in or pursuant to the Documents and certificates of appropriate representatives of the Company. In rendering the opinions expressed below, I have assumed with respect to all of the documents referred to in this opinion letter that (except to the extent set forth in the opinions expressed below as to the Company):

                  (1) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of all of the parties to such documents;

                  (2) all signatories to such documents have been duly authorized;

                  (3) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents;

                  (4) that the New Notes will be issued in accordance with the Indenture as described in the Registration Statement; and

                  (5) that the New Notes will be duly authenticated by the trustee in accordance with the Indenture.

         Based upon the foregoing, I am of the opinion that:

                  (i) The Indenture represents a valid and binding obligation of the company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and

                  (ii) When issued, authenticated and delivered in accordance with the terms of the Indenture, the New Notes will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).


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Peoples Energy Corporation
March 7, 2001
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         The foregoing opinions are limited to matters involving the Federal laws of the United States and the laws of the State of Illinois, and I do not express any opinion as to the laws of any other jurisdiction.

         I consent to the use of my name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption "LEGAL MATTERS" and to the use of this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 /s/ James Hinchliff
                                                 ----------------------
                                                 James Hinchliff
                                                 Senior Vice President and
                                                 General Counsel